SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               Amendment No. 2 to
                                    FORM 8-K


                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (date of earliest event reported): May 30, 2001


                                    IPI, Inc.
         ---------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)


          Minnesota                 001-15563                41-1449312
(State or other jurisdiction       (Commission            (I.R.S. Employer
      of incorporation)            File Number)          Identification No.)


8091 Wallace Road
Eden Prairie, Minnesota                                         55344
----------------------------------                      ----------------------
(Address of principal executive offices)                     (Zip Code)


Registrant's telephone number, including area code: (952) 975-6200

Items 1, 2, 3, 6, 8 and 9 are not applicable and therefore omitted.

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS

(i) On May 30, 2001, the Board of Directors of IPI, Inc. (the "Company") approved the dismissal of the Company's independent public accountant, Arthur Andersen LLP.

(ii) No reports by Arthur Andersen LLP within the last two years have contained an adverse opinion or a disclaimer of opinion, or have been qualified or modified. During the Company's two most recent fiscal years, all interim periods preceeding the dismissal, there were no disagreements between the Company and Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. Within the last two most recent fiscal years and all subsequent interim periods and to the date of dismissal, there have been no reportable events with respect to Arthur Andersen LLP as that term is described in Item 304 of Regulations S-K.

(iii)    On May 30, 2001, the Company selected and engaged
         Pricewaterhousecoopers LLP as its independent public accountant.

ITEM 5.  OTHER EVENTS

On May 30, 2001, the Board of Directors of the Company appointed Richard Zona and Daniel Rohr to serve as members of the Board of Directors. Messrs. Zona and Rohr will also serve on the Company's Audit Committee as "independent directors" as that term is defined by Amex Listing Standards. Directors Zona, Rohr and Mathisen now comprise the Company's Audit Committee.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 16.1     Letter from Arthur Andersen LLP dated July 6, 2001.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                 IPI, INC.


                                 By: /s/ David Engel
                                     -------------------------------------------
                                     David Engel
                                     Vice President of Finance, Chief Financial
                                     Officer


Dated: July 6, 2001